                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                             HYCOR BIOMEDICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                         HYCOR BIOMEDICAL INC.
[HYCOR LOGO]                                             18800 VON KARMAN AVENUE
                                                         IRVINE, CA 92612-1517
--------------------------------------------------------------------------------



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1998


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hycor Biomedical Inc. (the "Company") will be held at its manufacturing facility located at 7272 Chapman Avenue, Garden Grove, California 92641 on June 10, 1998 at 9:00 a.m., for the following purposes:

         1. To approve an amendment to the Company's Nonqualified Stock Option Plan for Non-Employee Directors to increase the number of shares authorized under the Plan from 150,000 shares to 325,000 shares of common stock;

         2. To elect the 7 nominees named in the accompanying Proxy Statement as directors to serve for the ensuing year and until their successors are elected and qualified; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on April 13, 1998 will be entitled to notice of and to vote at the meeting. A list of stockholders will be available for inspection at the meeting and, for ten days prior thereto, at Hycor's corporate offices at the address set forth above.

         Your attention is directed to the proxy statement submitted with this notice.


                                            By order of the Board of Directors.



                                            Reginald P. Jones
                                                 Secretary



Irvine, California
April 21, 1998



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                              HYCOR BIOMEDICAL INC.
                             18800 VON KARMAN AVENUE
                          IRVINE, CALIFORNIA 92612-1517

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1998

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hycor Biomedical Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on June 10, 1998, at the Company's manufacturing facility located at 7272 Chapman Avenue, Garden Grove, California 92641 at 9:00 a.m. and at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is April 21, 1998.

Voting Rights and Solicitation of Proxies
-----------------------------------------

         The Board of Directors of the Company has fixed the close of business on April 13, 1998, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the "Record Date"). At the Record Date, the Company had outstanding 7,200,003 shares of Common Stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock entitles the record holder on the Record Date to one vote on all matters. With respect to the election of directors only, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees.

         Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking it or (ii) a duly executed proxy bearing a later date. A stockholder who is present at the Annual Meeting may revoke his proxy and vote in person if he so desires.

         All shares represented by a properly executed proxy received in time for the Annual Meeting and not revoked will be voted as directed. If no directions are specified, the shares represented by such proxy will be voted (i) "FOR" approval of the amendment to the Company's Nonqualified Stock Option Plan for Non-Employee Directors to increase the number of shares of Common Stock authorized under the Plan from 150,000 shares to 325,000 shares; (ii) "FOR" the election of the Board of Directors' seven nominees for director and (iii) at the discretion of the persons named as proxies on all other matters which may properly come before the Annual Meeting.

         A majority of the outstanding shares of Common Stock entitled to vote must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. The candidates for election as directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy, entitled to vote and actually voting at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy, entitled to vote and actually voting on each of the proposals (other than the election of directors) is required for the adoption or ratification for each proposal. Abstentions will be counted as votes against any of the proposals as to which a stockholder abstains, but non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.


                  APPROVAL OF THE AMENDMENT OF THE NONQUALIFIED
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                                  (PROPOSAL 1)

INTRODUCTION
------------

         The Board of Directors has adopted and the stockholders have approved, effective on June 4, 1992, the Company's Nonqualified Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan"), a non-discretionary, formula stock option plan in which only non-employee directors are eligible to participate. Currently, the Non-Employee Directors Plan authorizes 150,000 shares of Common Stock to be issued upon the exercise of options granted under such Plan. As of December 31, 1997, options to purchase 140,000 shares have been granted leaving only 10,000 shares available for future grants. The Board of Directors considers it prudent to increase the number of shares authorized for issuance under the Non-Employee Directors Plan from 150,000 to 325,000. The Non-Employee Directors Plan is designed to maintain the Company's ability to attract and retain the services of experienced and highly qualified outside directors and to increase their proprietary interest in the Company's continued success.

         Currently, there are five non-employee directors (each of whom is also a nominee for director) of the Company: Samuel D. Anderson, David S. Gordon, M.D., James R. Phelps, Esq., Richard E. Schmidt and David A. Thompson. No other current director, nominee for director or associate of any such director is currently eligible to participate in the Non-Employee Directors Plan. The following table sets forth the number of options to be granted under the Non-Employee Directors Plan to (i) each of the executive officers named in the Summary Compensation Table herein; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all current employees who are not executive officers as a group.

                              AMENDED PLAN BENEFITS

                                                                 POTENTIAL REALIZABLE
                                                                 VALUE AT ASSUMED
                                                                 ANNUAL RATES OF STOCK
                                                                 PRICE APPRECIATION
                                                                 FOR OPTION TERM (1)
NAME AND POSITION                      NUMBER OF SHARES              5%          10%
-----------------                      ----------------          ----------------------
Richard D. Hamill, Chairman                  -0-                     -0-         -0-
  President & CEO
Reginald P. Jones                            -0-                     -0-         -0-
  Senior Vice President & CFO
Nelson F. Thune                              -0-                     -0-         -0-
Senior Vice President
  Operations & Planning
Mary Jo Deal                                 -0-                     -0-         -0-
  Vice President, Marketing
Thomas M. Li                                 -0-                     -0-         -0-
  Vice President, R&D
Executive Officer Group                      -0-                     -0-         -0-
Non-Executive Director Group                30,000/year           $33,000      $83,700
Non-Executive Officer Employee Group         -0-                     -0-         -0-

-----------------------------------

(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. Such amounts are based on the assumptions that (i) such options are granted at an exercise price of $1.75, the fair market value of a share of Common Stock on April 9, 1998, and (ii) the named persons hold the options for their full term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

         The Board intends to cause the increased shares of Common Stock to be issued under the Non-Employee Directors Plan to be registered on a Form S-8 Registration Statement to be filed with the Securities and Exchange Commission at the Company's expense.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE NON-EMPLOYEE DIRECTORS PLAN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON, OR REPRESENTED BY PROXY, AND ENTITLED TO VOTE AT THE ANNUAL MEETING, ASSUMING THEY CONSTITUTE A MAJORITY OF A QUORUM, IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

         The following is a description of the material factors of the Non-Employee Directors Plan.

Shares Available Under the Plan
-------------------------------

         Options may be granted covering a maximum of one hundred fifty thousand shares (150,000) of Common Stock. This amendment will raise the maximum by 175,000 to 325,000 shares. Shares covered by options which terminate without exercise are available for reissuance. The Non-Employee Directors Plan provides for appropriate adjustment in the number of shares for which options may be granted and which are subject to options previously granted in the event of a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, exchange of shares or any similar change affecting the stock.

Eligibility
-----------

         All non-employee directors of the Company shall be eligible to participate in the Non-Employee Directors Plan. Commencing with the Company's Annual Meeting of Stockholders held on June 4, 1992, each person who is elected to serve as a non-employee director of the Company at an annual meeting of stockholders is eligible to receive an option to purchase 6,000 shares of Common Stock on the date of such annual meeting. With respect to each person who first becomes a non-employee director of the Company after the Company's Annual Meeting of Stockholders held June 4, 1992, such non-employee director will receive an additional one-time grant of an option to purchase 4,000 shares of Common Stock as of the date such person first becomes a non-employee director. As of April 9, five non-employee directors were eligible to participate in the Non-Employee Directors Plan.

Option Price
------------

         The price per share at which an option may be exercised shall be equal to the fair market value per share on the date the option is granted. For this purpose, fair market value shall mean: (i) if the Common Stock is traded on an exchange, the price at which a share trades at the close of business on the date of valuation; (ii) if the Common Stock is traded over the counter on the NASDAQ System, the mean between the bid and asked prices of a share on that system at the close of business on the date of valuation, or, if the Common Stock is designated a National Market System Security, the price at which a share trades at the close of business on the date of valuation; and (iii) if neither (i) nor
(ii) applies, the fair market value as determined by the Committee. As of April 9, the fair market value of a share of Common Stock was $1.75.

Consideration for Shares Purchased
----------------------------------

         Common Stock purchased upon the exercise of options shall be paid for by the optionee (i) in cash or by check acceptable to the Company; (ii) with previously acquired shares of Common Stock having a fair market value equal to the option price; or (iii) by a combination of such methods of payment.

Terms of Exercise and Expiration of Options
-------------------------------------------

         The options shall become exercisable in three equal annual installments commencing one year after the date of grant. Each option shall expire on the tenth anniversary of the date of grant. Generally, an option will expire not later than (i) three months after the date on which the optionee ceases to be a non-employee director of the Company unless he ceases to be such director by reason of death or disability, in which case, the option may be exercised for a period of one year following such death or disability, or unless he becomes an employee-director subsequent to the date the option was granted, or (ii) three months after the date of a qualified domestic relations order, as defined by the Code or Title I of the Employment Retirement Security Act ("ERISA"), or the rules thereunder, requiring the transfer of all or a portion of the Option to the spouse of the Optionee (the "Qualified Domestic Relations Order").

Certain Corporate Transactions
------------------------------

         The Committee (as defined below) may make or provide for such adjustments in the option price and in the number or kind of shares of Common Stock or other securities covered by outstanding options as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, reorganization, separation, partial or complete liquidation, issuance of rights or warrants to purchase stock, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Notwithstanding anything to the contrary, in the event of a merger or consolidation in which the Company is not the surviving corporation and the agreement of merger or consolidation provides for the assumption of options granted, and the Company's obligations, under the Plan, the shares of Common Stock or securities of the successor corporation may be issued under the Plan in lieu of shares of Common Stock, subject to all the adjustments which the Committee may determine are equitably required and such substitution of securities shall not require the consent of any person who is granted options pursuant to the Plan. The Committee may also make or provide for such adjustments in the number or kind of shares of Common Stock or other securities (including, but not limited to, shares of a successor referenced above) which may be sold under the Plan, and in the number of shares granted to newly elected Directors as such Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in the two preceding sentences.

         In the event that the Company enters into a merger (other than a merger in which the Company is the surviving corporation and under the terms of which the Common Stock is unchanged) consolidation, sale or transfer of substantially all of its assets, or liquidation during the term of an option, the option shall become exercisable with respect to the full number of shares subject thereto during the period of 30 days prior to the closing date of such transaction; provided, however, the exercise of any portion of the option that would otherwise not be exercisable at the closing date of such transaction shall be contingent on the closing of the transaction.

Nontransferability of Options
-----------------------------

         Options are not transferable by the optionee other than (i) by will or the laws of descent and distribution or (ii) pursuant to a Qualified Domestic Relations Order.

Administration and Amendments
-----------------------------

         The Non-Employee Directors Plan is administered by a Committee of members of the Board of Directors (the "Committee"). The Committee has authority to interpret the Plan, to define terms used in the Plan to the extent not otherwise defined therein, and to prescribe, amend and rescind rules for its administration. Action by the Committee is taken by vote or written consent.

         The Board of Directors may at any time amend the Non-Employee Directors Plan; provided, however, (i) no amendment may (x) increase the aggregate number of shares that may be issued and sold under the Plan, (y) change the class of persons eligible to receive options under the Plan, or (z) cause Rule 16b-3 to cease to be applicable to the Plan, without stockholder approval, and (ii) the provisions of the Plan relating to (x) the number of shares of Common Stock for which an option may be granted, (y) the option price and (z) the timing of the grant and vesting of the option shall not be amended more than once every six months, except for amendments required to comport with changes in the Code, ERISA, or the rules promulgated thereunder.

Federal Income Tax Aspects
--------------------------

         The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Plan based on Federal income tax laws in effect on January 1, 1998. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         In general, (i) no income will be recognized by an optionee at the time a nonqualified stock option is granted; (ii) at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

         In limited circumstances where the sale of stock received as a result of a grant or award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but no longer than six months.

         To the extent that a participant recognizes ordinary income in the circumstances described above, the participant's employer will be entitled to a corresponding deduction, provided, among other things, that such income meets the test of reasonableness, is an ordinary and necessary business expense, and is not an "excess parachute payment" and that any applicable withholding obligations are satisfied.

                              ELECTION OF DIRECTORS
                                  (Proposal 2)

         The Board of Directors has set at seven (7) the number of directors constituting the Board of Directors for the ensuing year, and has nominated the seven (7) individuals named in the table below to serve as members of the Board of Directors until the next annual meeting and until their successors are elected and qualified or until their earlier resignation or removal. All of the nominees have consented to being named herein and have indicated their intention to serve if elected. If at the time of the Annual Meeting of Stockholders any of such nominees should be unable to serve, the persons named in the Proxy will vote for the election of such person or persons as may be designated by the present Board of Directors; alternatively, the Board of Directors may reduce the number of authorized directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting, entitled to vote and actually voting, is required to elect each of the nominees.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ALL SEVEN NOMINEES.

                             Year
                             First           Principal Occupation and Other
Name                         Elected         Information Concerning Nominee
----                         -------         ------------------------------
Richard D. Hamill            1983           Chairman of the Board since September 1990,
Age 59                                      Chief Executive Officer since February
                                            1985, President since August 1983, Hycor
                                            Biomedical Inc.

Samuel D. Anderson           1987           General business consultant since May 1991;
Age 62                                      President, Trancel Corporation (a
                                            pharmaceutical company) from March
                                            1990 until April 1991; Director from
                                            March 1984 until December 1991,
                                            Chairman of the Board from October
                                            1988 to March 1990, President and
                                            Chief Executive Officer from March
                                            1984 to October 1988, Alpha
                                            Therapeutics Corporation (a pharma-
                                            ceutical company).

David S. Gordon              1981           Senior Vice President, Medical Affairs,
Age 56                                      since April 1997, Aronex Pharmaceuticals,
                                            Inc. (a pharmaceutical company);
                                            Vice President, Business
                                            Development, Physician Reliance
                                            Network, Inc. (a physician practice
                                            management company) from October
                                            1995 until December 1996; Vice
                                            President, U.S. Clinical Research,
                                            The Liposome Company (a
                                            pharmaceutical company) from March
                                            1993 until September 1995;
                                            Director, Clinical
                                            Research-Hematologics, R. W.
                                            Johnson Pharmaceutical Research
                                            Institute (a pharmaceutical
                                            company) from November 1990 until
                                            February 1993; Chairman of the
                                            Board from April 1981 to September
                                            1990, Chief Scientific Officer from
                                            February 1985 to November 1990,
                                            Chief Executive Officer from April
                                            1981 to February 1985, Hycor
                                            Biomedical Inc.

Reginald P. Jones            1986           Senior Vice President since January 1988,
Age 51                                      Chief Financial Officer since May 1985,
                                            Secretary since June 1985,
                                            Treasurer since August 1982, Hycor
                                            Biomedical Inc.

James R. Phelps              1984           Partner, Hyman, Phelps and McNamara, P.C.
Age 59                                      (a law firm) since January 1980.

Richard E. Schmidt           1996           Chairman from September 1991 to February
Age 66                                      1998, Chief Executive Officer and
                                            President from September 1991 until
                                            June 1996, Newport Corporation (a
                                            precision research equipment
                                            company).


                       Year
                       First                 Principal Occupation and Other
Name                   Elected               Information Concerning Nominee
----                   -------               ------------------------------
David A. Thompson      1995                  Chief Executive Officer, Diagnostics
Age 56                                       Marketing Strategy, Inc. (a marketing
                                             consulting firm) since October 1996;
                                             President, Diagnostics Division, and
                                             Senior Vice President, Diagnostic
                                             Operations, Abbott Laboratories, Inc. (a
                                             pharmaceutical and diagnostic company)
                                             from 1990 until June 1995; various other
                                             executive positions with Abbott
                                             Laboratories since 1964. Mr. Thompson is a
                                             director of NABI (a biopharmaceutical
                                             company), Neopath, Inc. (an automated
                                             imaging company) and Lifecell Corporation
                                             (an automated imaging company).


Board Meeting Attendance and Committees
---------------------------------------

         The Board of Directors held a total of four meetings during 1997. All directors attended at least 75% of all meetings of the Board and the committees of the Board on which they served.

         The Compensation Committee of the Board, composed of Messrs. Thompson, Anderson and Phelps, acts for the Board in determining the executive compensation program with respect to salary, bonuses, benefits and other compensation matters. It also administers the Company's stock option plans. This committee met once during 1997.

         The Audit Committee of the Board, composed of Messrs. Schmidt and Gordon, acts for the Board in overseeing the Company's accounting practices, recommending the independent public accountants for appointment by the Board, monitoring the adequacy of internal accounting practices and reviewing significant changes in accounting policies. This committee met twice in 1997.

         The Nominating Committee, composed of Messrs. Gordon, Hamill and Phelps, considers and makes recommendations to the full Board of Directors for its approval of individual candidates to be nominated by management for election to the Board of Directors at the Annual Meeting of Stockholders. This committee met once in 1997.

         The Nominating Committee will consider proposals for nominees for the Board of Directors suggested by stockholders. Such recommendations should be submitted in writing to the Corporate Secretary at the address set forth on the first page of this proxy statement and must be received not less than 120 calendar days in advance of the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders. The stockholder should specify the name of each proposed nominee and should set forth detailed biographical information. A person to be considered for nomination to the Board of Directors should, among other things, have the ability to exercise sound business judgment, have had such broad personal and professional experience as to enable him or her to make productive contributions to the deliberation of the Board of Directors, and be a recognized leader in his or her profession.

Compensation of Directors
-------------------------

         All non-employee directors receive an annual retainer of $9,000 and a fee of $500 for each Board, Audit and Compensation Meeting attended for services as directors of the Company and are reimbursed for reasonable travel expenses incurred in connection with each meeting attended.

         Each non-employee director is eligible to receive stock options under the Company's Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan"), a non-discretionary formula stock option plan. Each director who is a non-employee director and who holds office immediately after the Company's annual meeting of stockholders receives an option to purchase 6,000 shares of Common Stock. The Plan also provides an automatic one-time only grant of an option to purchase 4,000 shares of Common Stock to new non-employee directors on the date such director first assumes the duties of a director. The price per share at which an option may be exercised is the fair market value per share on the date the option is granted, and each option granted shall vest pro rata over a three-year period. In the event that the Company enters into a merger (other than a merger in which the Company is the surviving corporation and under the terms of which the Common Stock is unchanged), consolidation, sale or transfer of substantially all of its assets, or liquidation during the term of an option, the option shall become exercisable with respect to the full number of shares subject thereto during the period of 30 days prior to the closing date of such transaction; provided, however, the exercise of any portion of the option that would otherwise not be exercisable at the closing date of such transaction shall be contingent on the closing of the transaction.

               STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information with respect to shares of Common Stock of the Company beneficially owned by (1) all persons known to the Company to own beneficially more than 5% of the Company's Common Stock; (2) each person who is a director or a nominee for director; (3) each of the executive officers named in the Summary Compensation Table herein; and (4) all directors and executive officers of the Company as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated in the footnotes. The information with respect to each person specified is as supplied or confirmed by such person.


                                Shares of Common Stock
                                 Beneficially Owned as                 Percent of
Name                            of March 16, 1998 (1)(10)               Class (1)
----                            -------------------------              ----------
Fenimore Asset Mgmt, Inc.               1,022,500    (2)                    14.2
Brinson Partners, Inc.                    639,986    (3)                     8.9
Dimensional Fund Advisors, Inc.           478,414    (4)                     6.6
Richard D. Hamill                         381,116    (5)                     5.2
Samuel D. Anderson                         82,000                            1.1
David S. Gordon                           254,864    (6)                     3.5
Reginald P. Jones                         313,355    (7)                     4.3
James R. Phelps                            69,400                              *
Richard E. Schmidt                          3,333                              *
David A. Thompson                          14,667                              *
Nelson F. Thune                           181,290    (8)                     2.5
Thomas M. Li                               18,830                              *
Mary Jo Deal                                  106                              *
All executive officers and              1,318,961    (9)                    17.1
 directors as a group
 (10 persons)

Footnotes
-------------------------
 *      Indicates less than one percent.

(1) Includes shares subject to stock options which the following have the right to acquire within sixty days of March 16, 1998; Dr. Hamill, 155,333 shares; Mr. Anderson, 54,000 shares; Dr. Gordon, 24,000 shares; Mr. Jones, 106,250 shares; Mr. Phelps, 34,000 shares; Mr. Schmidt, 3,333 shares; Mr. Thompson, 4,667 shares; Mr. Thune, 114,434 shares; Dr. Li, 7,500 shares; and all executive officers and directors as a group, 503,517 shares.

(2) Fenimore Asset Management, Inc. ("FAM"), 118 N. Grand St., Cobleskill, NY 12043, filed an amended Schedule 13G on or about February 19, 1998, on behalf of itself, an investment advisor, registered under Section 203 of the Investment Advisors Act of 1940. FAM has shared voting and disposition power over 1,022,500 shares.

(3) Brinson Partners, Inc. ("BPI"), 209 South LaSalle, Chicago, Illinois 60604, filed a joint amended Schedule 13G on or about February 11, 1998, on behalf of (i) itself, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940; (ii) Brinson Trust Company ("BTC"), a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, and a wholly owned subsidiary of BPI; (iii) Brinson Holdings, Inc. ("BHI"), a Parent Holding Company of which BPI is a wholly owned subsidiary; (iv) SBC Holding (USA), Inc. ("SBCUSA"), a Parent Holding Company of which BHI is a wholly owned subsidiary; and
        (v) Swiss Bank Corporation ("SBC"), a Parent

Footnotes for preceding page
----------------------------

        Holding Company of which SBCUSA is a wholly owned subsidiary. All such companies have shared voting and dispositive power over 639,986 shares.

 (4) Dimensional Fund Advisors, Inc. ("DFA"), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, filed an amended schedule 13G on or about February 9, 1998 on behalf of (i) itself, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940;
        (ii) DFA Investment Dimension Group, Inc. ("Group"), a registered open-end investment company; and (iii) DFA Investment Trust Company ("Trust"), a registered open-end investment company. DFA has sole voting power over 325,198 shares, shared voting power over 153,216 shares and sole dispositive power over 478,414 shares; Group and Trust have shared voting power over 69,916 and 83,300 shares, respectively.

 (5) Includes 179,180 shares held by R. D. Hamill and M. L. Hamill as trustees for The Hamill Trust, 1996; 42,000 shares held by Dr. Hamill's father-in-law's trust for which his spouse is a trustee; and 4,603 shares held by the Company's 401(k) Plan.

 (6)    Includes 11,400 shares held by Dr. Gordon's wife and dependent children.

 (7) Includes 197,518 shares held by R. P. Jones and J. Jones as Trustees for the Jones Family Trust; 6,000 shares held by dependent children; and 3,587 shares held by the Company's 401(k) Plan.

 (8)    Includes 3,244 shares held by the Company's 401(k) Plan.

 (9)    Includes 11,790 shares held by the Company's 401(k) Plan.

 (10) Under the terms of the Company's 401(k) Plan, a committee of three persons has the power to direct the trustee to vote all shares held pursuant to the 401(k) Plan.

                               EXECUTIVE OFFICERS

         The following table identifies, and contains certain information concerning, the Company's executive officers as of the date of this Proxy Statement. Executive officers are appointed by and serve at the pleasure of the Board of Directors. Each executive officer is currently serving pursuant to an employment agreement. See "Executive Compensation - Employment Agreements."


Name                        Age             Information Concerning Officer
----                        ---             ------------------------------
Richard D. Hamill           59              Chairman of the Board since
                                            September 1990, Chief Executive
                                            Officer since February 1985,
                                            President since August 1983. Dr.
                                            Hamill is also a director of the
                                            Company, a position which he has
                                            held since 1983.

Reginald P. Jones           51              Senior Vice President since January
                                            1988, Chief Financial Officer since
                                            May 1985, Secretary since June 1985,
                                            Treasurer since August 1982. Mr.
                                            Jones is also a director of the
                                            Company, a position which he has
                                            held since 1986.

Nelson F. Thune             52              Senior Vice President, Operations
                                            and Planning since February 1991,
                                            Vice President, Operations from
                                            January 1985 to February 1991.

Mary Jo Deal                42              Vice President, Marketing since
                                            September 1997, Director of
                                            Marketing from September 1995 to
                                            August 1997; Marketing Manager from
                                            July 1993 to August 1995, Technical
                                            Assistance Manager from July 1991 to
                                            June 1993, Dade International, Inc.
                                            (a medical products company).

Thomas M. Li                51              Vice President, Research and
                                            Development since April 1995; Senior
                                            Development Manager, Syva Company (a
                                            medical diagnostic company) from
                                            January 1991 to March 1995.


                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation
----------------------------------------------

         The following table sets forth information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (the "named executive officers") for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE



                                                            Long-Term
                                                            Compensation
                             Annual Compensation (1)        Awards
                             -----------------------        ------------
                                                            Securities
                                                            Underlying     All Other
Name and                              Salary      Bonus     Options/       Compensation
Principal Position            Year    ($)(2)       ($)      SARs (#)          ($)(3)
---------------------------------------------------------------------------------------
Richard D. Hamill             1997    247,975        -0-          -0-         12,011
 Chairman, President,         1996    237,667        -0-      174,000         12,102
 Chief Executive              1995    228,275     61,634       20,000         10,233
 Officer

Reginald P. Jones             1997    182,736        -0-          -0-          4,805
 Senior Vice President,       1996    176,236        -0-       96,000          5,744
 Chief Financial              1995    171,611     36,038       13,000          4,393
 Officer

Nelson F. Thune               1997    160,507        -0-          -0-          4,673
 Senior Vice President,       1996    154,829        -0-       61,500          5,522
 Operations & Planning        1995    150,793     31,667       12,000          4,601

Mary Jo Deal (4)              1997    107,118        -0-          -0-          2,744
 Vice President,              1996     99,006      1,800       15,000            461
 Marketing                    1995     28,741        -0-          -0-            -0-

Thomas M. Li                  1997    157,140        -0-          -0-          3,968
 Vice President,              1996    149,852        -0-       58,500          1,500
 Research & Development       1995    105,959     22,251       15,000            -0-


Footnotes
---------------------------

(1) None of the named individuals received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his reported annual salary and bonus.

(2) Includes employee deferrals under the Company's Incentive Profit Sharing Plan, a deferred compensation plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan").

(3)     The amounts disclosed in this column for 1997 include:

        (a) Company contributions of cash and Common Stock under the 401(k) Plan made on behalf of Hamill, Jones, Thune, Deal, and Li, in the amounts of $4,178, $4,055, $3,923, $2,498 and $3,218, respectively, and 250, 250, 250, 82 and 250 shares, respectively. The dollar value of the shares is included in the table and was calculated based on the fair market value of such shares at the time acquired by the Plan.

        (b) Payment by the Company of premiums for term life insurance on behalf of Dr. Hamill in the amount of $7,083.

(4) Ms. Deal became employed by the Company in September 1995 and was promoted to an executive officer in September 1997.

Employment Agreements
---------------------

         The Company is a party to employment agreements with Messrs. Hamill, Jones, Thune and Li and Ms. Mary Jo Deal. The principal features of such agreements are described below.

         Dr. Hamill is employed as President and Chief Executive Officer of the Company pursuant to an employment agreement which commenced June 20, 1997, and which provides for an annual base salary of $250.000. The agreement automatically renews for successive one-year terms after June 19 of each year unless written notice of either party's intention not to renew is given at least six months prior to expiration of the term. Dr. Hamill also receives $700,000 of term life insurance payable to a beneficiary designated by him and is provided the use of a Company owned automobile. In addition, under the terms of the agreement, in the event of the termination of Dr. Hamill's employment (other than on account of death or for cause as defined in the agreement), or Dr. Hamill's election to resign with good cause (as defined in the agreement), within two years after a change in control of the Company, Dr. Hamill will be entitled to receive severance pay in an amount equal to 299% of the average of the annual base salary plus bonuses paid to Hamill for the prior three years. Such amount would be in addition to any other amounts otherwise payable to Dr. Hamill under any benefit plans of the Company. A change in control of the Company would be deemed to occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities or if specified changes in the composition of the Company's Board of Directors occurs. The Company can also terminate the agreement at any time "without cause" by paying Dr. Hamill a lump severance benefit equal to twenty months base salary at the time of termination. The agreement also provides for certain payments upon Dr. Hamill's death or incapacity.

         The Company also has entered into three-year employment agreements with Messrs. Jones, Thune and Li and Ms. Deal under which each is employed as a Vice President of the Company. These agreements, which commenced June 20, 1997 for Messrs. Jones, Thune and Li, and commenced September 1, 1997 for Ms. Deal, provide for base salaries of $184,100, $161,700, $158,600 and $120,000 per annum, respectively. Each agreement automatically renews for successive one-year terms unless written notice of either party's intention not to renew is given at least three months prior to expiration of the term. In addition, under the terms of the agreement, in the event of the termination of employment (other than on account of death or for cause as defined in the agreement), or election to resign with good cause (as defined in the agreement), within two years after a change in control of the Company, Messrs. Jones, Thune, or Li or Ms. Deal will be entitled to receive severance pay in an amount equal to 200% of the average of the annual base salary plus bonuses paid the prior three years. Such amount would be in addition to any other amounts otherwise payable under any benefit plans of the Company. A change in control of the Company would be deemed to occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities or if specified changes in the composition of the Company's Board of Directors occurs. The Company can also terminate the agreement at any time "without cause" by paying a lump severance benefit equal to twelve months base salary at the time of termination. The agreement also provides for certain payments upon death or incapacity.

Stock Options
-------------

         No stock options were granted to the named executive officers under the Company's stock option plans during the last fiscal year. The following table sets forth information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and the value of unexercised options held as of the end of the fiscal year.


            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTIONS/SAR VALUES


             Shares                   Number of Securities
            Acquired                  Underlying Unexercised         Value of Unexercised
               on         Value           Options/SARs             In-the-Money Options/SARs
            Exercise    Realized      at Fiscal Year-End (#)       at Fiscal Year-End ($)(2)
Name          (#)       ($) (1)     Exercisable/Unexercisable      Exercisable/Unexercisable
----        --------    --------    -------------------------      -------------------------
R.D.Hamill    20,000     28,800     145,333          189,000            -0-             -0-

R.P.Jones     12,000     17,280     129,492          102,500          9,802             -0-

N.F.Thune      5,000      7,200     127,991           67,500          6,126             -0-

M.J. Deal        -0-        -0-         -0-           15,000            -0-             -0-

T.M. Li          -0-        -0-       7,500           66,000            -0-             -0-


(1) Calculated based upon the market value of Common Stock at the exercise date, minus the option exercise price.

(2) Calculated based upon the closing price of Common Stock at December 31, 1997 minus the option exercise price.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follow shall not be deemed to be incorporated by reference into any such filings.

         The executive compensation program is administered by the Compensation Committee of the Company's Board of Directors (the "Committee") which is comprised of the individuals listed below. All of the members of the Committee are outside directors of the Company. The Committee is responsible for all compensation matters applicable to the Company's executive officers including developing, administering and monitoring the compensation policies.

         The Committee has retained the services of an independent compensation consulting firm to assist in its evaluation of the key elements of the Company's compensation program. The compensation consultant provides advice to the Committee with respect to competitive practices and the reasonableness of compensation paid to the executives of the Company. The Committee reviews surveys and other data supplied by the consultant in the course of its deliberations relating to compensation proposals and in its evaluations of the particular needs of the Company and each executive's performance.

         Compensation and Overall Objectives. The general goals and objectives of the Company's compensation program are to:

           o Provide incentives for the Company's management to create value for the Company's stockholders;

           o To attract, retain and motivate a quality, performance-oriented management team;

           o Position executive compensation at the median levels when compared to companies with similar size, organization structure, product cycle and industry; and

           o Create long-term incentives which are tied to the Company's long-term growth, financial success and stockholder value.

         In designing and administering the individual elements of the executive compensation program, the Committee strives to balance short- and long-term incentive objectives and employ prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive payments.

         Section 162(m) of the Internal Revenue Code limits the Company's tax deduction to $1 million in any taxable year for compensation paid to individual executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. While the compensation program provides pay levels unlikely to reach or exceed the limit for any of the executive officers, the Committee believes a substantial portion of the compensation program would be exempted from the $1 million deduction limitation. The Committee's present intention is to qualify, to the extent reasonable, the substantial portion of the executive officers' compensation for deductibility under applicable tax laws.

         Base Salaries. The base compensation levels were established to compensate the executive officers for the functions they perform. The salary levels are reviewed annually and may be increased by the Compensation Committee in accordance with certain criteria determined to be relevant by the Committee, which include (i) individual performance, (ii) the functions performed by the executive officer, (iii) competitive base pay levels for similar functions, and
(iv) the Company's overall performance during the year. The weight given such factors by the Committee may vary from individual to individual. With respect to base salaries, the Committee generally intends to target base salary levels at the median for medical device and biotechnology organizations comparable in size and structure. Actual base salaries for 1997 were determined based on contributions during fiscal 1996 with increases averaging 4.3%.

         Annual Incentive Compensation Program. Awards may be earned under the Company's Annual Executive Incentive Plan (the "Annual Incentive Plan"). The objective of the Annual Incentive Plan is to deliver competitive levels of compensation for the attainment of financial objectives that the Committee believes are primary determinants of stock price over time. Targeted awards for the executive officers of the Company, including the Chief Executive Officer, under the Annual Incentive Plan range from 35% to 45% of base salary. Minimum objectives of sales and pretax earnings must be achieved before any awards are earned. Awards in any single year cannot exceed 150% of the target award opportunity. No bonus awards were made for fiscal 1997.

         Long-Term Incentive Program. The long-term incentive program for senior management consists of a stock-based compensation plan, the 1992 Incentive Stock Plan (the "Plan"). The Committee believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the interests of the stockholders and executives will be closely aligned. The Committee, which administers the Plans, may make grants under the Plans based on a number of factors, including (i) the executive officer's position in the Company, (ii) the executive officer's performance and responsibilities, (iii) the extent to which the executive officer already holds an equity stake in the Company, (iv) equity participation levels of comparable executives at other companies in the compensation peer group, and (v) individual contribution to the success of the Company's financial performance. Generally, stock options are granted each year at 100% of current fair market value of the Company's stock. Stock options have a ten-year term and typically become exercisable over a three- to four-year period, as determined by the Committee. There were no options granted to executives in 1997.

         Chief Executive Officer Compensation. The Compensation of Richard D. Hamill during fiscal 1997 was determined on the same basis as discussed above for the executive officers. In 1997 Dr. Hamill received compensation based on the annual base salary amount of $250,000 which reflected a 4.4% increase from his fiscal 1996 base salary. Dr. Hamill received a salary increase in 1997 on the basis of the Committee's evaluation of his salary as compared to competitive salary data, his performance and the Company's performance. Dr. Hamill did not receive any annual bonus under the Annual Incentive Plan and was not granted any options under the Plan in 1997. Dr. Hamill's base salary and award levels under the stock incentive Plan will be reviewed annually. In 1997, the Company contributed $4,928 to Dr. Hamill's 401(k) account under the terms and conditions of that plan. Dr. Hamill does not participate in or otherwise influence deliberations of the Committees relating to his compensation.




                             COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS



         Samuel D. Anderson      David A. Thompson      James R. Phelps
                                    (Chairman)

STOCK PRICE PERFORMANCE GRAPH
-----------------------------

         Set forth below is a graph comparing cumulative total stockholder return on the Company's Common Stock, the S&P 500 Index and the S&P Medical Products and Supplies Index for the period commencing December 31, 1992 and ended December 31, 1997. The graph assumes that the value of the investment in the Company's Common Stock and each index as $100 at December 31, 1992 and that all dividends were reinvested.

         The stockholder return shown on the following graph is not necessarily indicative of future performance.

                                     (Chart)


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


                                        12/92    12/93    12/94    12/95    12/96   12/97
                                        -----    -----    -----    -----    -----   -----
Hycor Biomedical Inc.            HYBD     100       78       70       76       52      27
S&P 500                          I500     100      110      112      153      189     252
S&P Medical Prod.& Supply        IMDP     100       76       90      153      175     219



SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1997, the Company's officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

                              INDEPENDENT AUDITORS

         Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended December 31, 1997. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given the opportunity to make a statement, if they desire, and are expected to be available to respond to appropriate questions. Auditors for the current fiscal year will be selected by the Board of Directors in June 1998.

                                  ANNUAL REPORT

         The Annual Report of the Company including financial statements for the year ended December 31, 1997 is enclosed with this Proxy Statement.

                              STOCKHOLDER PROPOSALS

         Stockholders who intend to submit proposals to the Company's stockholders at the 1999 Annual Meeting must submit such proposals to the Company no later than December 22, 1998 in order for them to be included in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with that meeting. Stockholder proposals should be submitted to Hycor Biomedical Inc., 7272 Chapman Avenue, Garden Grove, 92641, Attention: Corporate Secretary.

                            EXPENSES OF SOLICITATION

         The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies for the Annual Meeting will be borne by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose Common Stock is held of record by such entities.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment thereof, it is intended that the persons named in the enclosed form of proxy will vote on such matter in accordance with their best judgment.


                                         Reginald P. Jones
April 21, 1998                           Secretary

                             HYCOR BIOMEDICAL INC.
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE JUNE 10, 1998 ANNUAL MEETING OF STOCKHOLDERS
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

    The undersigned hereby appoints RICHARD HAMILL and REGINALD JONES, and each of them, as proxy or proxies, with full power of substitution and resubstitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Hycor Biomedical Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 10, 1998, at 9:00 a.m., local time, at the Company's offices located at 7272 Chapman Avenue, Garden Grove, California 92641, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. SAID PROXIES ARE DIRECTED TO VOTE ON THE MATTERS DESCRIBED IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS FOLLOWS, AND OTHERWISE ARE DIRECTED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

    1. Approval of Amendment to the Nonqualified Stock Option Plan for Non-Employee Directors.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

    2. Election of Directors

      [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to vote for
          (except as marked to the contrary)     all nominees listed below

      INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),
                   STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

      Richard D. Hamill, Samuel D. Anderson, David S. Gordon, Reginald P. Jones,
           James R. Phelps, Richard E. Schmidt and David A. Thompson.

    3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

           (Continued and to be signed and dated on the reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" EACH NOMINEE NAMED IN PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER(S) ON SUCH MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                                                        Date              , 1998
                                                             -------------


                                                        ------------------------
                                                              (Signature)


                                                        ------------------------
                                                              (Signature)




Please date this proxy and sign exactly as your name or names appear hereon. When more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If this proxy is submitted by a partnership, it should be executed in the partnership name by an authorized person.